LYCOS ACQUIRES QUOTE.COM FOR $78.3 MILLION
         Expands Lycos Network with Top Finance and Investment Brand;
                           One of the Web's Leading
                         Providers of Streaming Quotes

WALTHAM, Mass.--September 8, 1999--Lycos, Inc. (NASDAQ: LCOS), the fastest growing Internet portal and world's largest online community, today announced it has signed a definitive agreement to acquire Quote.com, Inc., one of the Web's most comprehensive financial information destinations. Lycos will acquire Quote.com's outstanding capital stock for approximately $78.3 million, plus the assumption of Quote.com's stock option plan. The Quote.com site, one of the top five investment information sites on the Web according to Media Metrix, will become part of the Lycos Network. UPSIDE magazine named Quote.com one of the Hot 100 Private Companies of 1999, and Barron's deemed Quote.com's Web site one of the top investment resources on the Internet. With this acquisition, Lycos advances its presence in the critical online financial industry, bringing an added dimension to the Lycos user experience and a new draw into the Lycos Network for consumers and advertisers alike.

Financial and investment information ranks as a top reason why consumers visit the Internet. Users are seeking fast and easy access to timely and comprehensive information and tools. With the acquisition of Quote.com, Lycos will add to its network a strong set of financial tools and information. Like all other properties in the pioneering Lycos Network, Lycos plans to keep Quote.com as a top-quality site that is tightly integrated into the larger network, ensuring that the more than 30 million Internet users who visit Lycos monthly have easy access to the complete line of Quote.com services. The high-quality of Quote.com content and tools is expected to draw an attractive demographic of loyal users to the Lycos Network, providing opportunities for Lycos' advertising and commerce partners to reach a targeted audience.

The acquisition, which is expected to close by the end of the year and is subject to Quote.com shareholder approval and other customary closing conditions, provides Lycos with the Quote.com site as well as thousands of individual paying subscribers to Quote.com premium services, Lycos' first move into the rapidly growing subscription business. Quote.com has historically enjoyed strong growth in its subscription business, with monthly paying subscribers growing approximately 46 percent over the last six months. Quote.com also brings to Lycos more than 150 co-branding affiliates, including Charles Schwab, Waterhouse Securities, SunAmerica and Bank of America, whose high-profile sites utilize Quote.com content and services.

"With our network model, we have succeeded beyond our expectations in linking leading Web brands to create a broad user experience while rapidly growing a loyal audience," said Bob Davis, president and CEO of Lycos. "This acquisition dramatically enhances our financial information offering, a key market segment we will focus on as we continue to grow the Lycos Network. By adding Quote.com, we are advancing our strategy of aggregating the best of content, commerce and community to create a compelling consumer environment."

"By joining the Lycos Network, Quote.com broadens its reach and heightens the visibility of our world-class investment content, tools and transaction capabilities," said Robert Honeycutt, president and CEO of Quote.com. "The Lycos Network draws a large and diverse audience that complements our current customer profile. Our unique Quote.com branded services bring category leadership in investment information to Lycos, enriching the Lycos experience for its visitors."

Quote.com Products Quote.com brings a suite of valued financial products and tools to the Lycos Network that are available both for free and on a subscription basis. Services such as the popular LiveCharts, a streaming, dynamically updating chart application, can be viewed on a delayed basis at no cost to the customer. LiveCharts has advanced technical studies and changeable time intervals, providing users with an in-depth view of overall market performance, and the performance of a particular investment. Also, for as little as $24.95 per month, real-time feeds can be enabled for LiveCharts, giving users a tick-by-tick view of market activity and access to additional information.

QCharts, a Windows-based market analysis and transaction tool, gives users the ability to set up their own "trading workstation" by enabling them to open multiple charts, portfolio sheets, hot lists and more, all updating dynamically in one window of their computer screen. Subscriptions for QCharts currently start at $79.95 per month, bringing access to all major North American

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exchanges. The customer decides the exchange they wish to see in real-time, and simply activates any or all of the real-time feeds for the exchanges by paying the fees for that exchange, bringing tick-by-tick market feeds to the user.

Other services available for free from Quote.com include My.Quote.com, a fully-customizable financial home page and portfolio tracking tool; IPO Edge, an objective model that provides a rating for companies in registration to go public and that have recently gone public; and the Investor Education Center, a combination of proprietary content and "best of the Web" information that brings financial resources and education to Quote.com's customers. These services have attracted a community of more than one million investors who take advantage of Quote.com's offerings every month.

Quote.com will continue to operate from Mountain View, Calif., as a business unit of Lycos. With the addition of Quote.com, Lycos will employ more than 300 people in its West Coast facilities.

About Quote.com
Quote.com, one of the Internet's leading providers of streaming quotes and one of the top five financial information sites on the Web, brings Wall Street-quality information, tools and trading capabilities to independent investors. Quote.com was recently named one of UPSIDE magazine's Hot 100 Private Companies of 1999, and Barron's deemed Quote.com's Web site one of the top investment resources on the Internet. Quote.com is a privately held company venture funded by Sequoia Capital Corporation, Highland Capital Partners, BARRA, Inc., and Shawmut Capital. Quote.com is based in Mountain View, Calif., and has offices in New York, N.Y.

About Lycos
Founded in 1995, Lycos, Inc. is a leading Web media company and owner of the Lycos Network, one of the most visited hubs on the Internet reaching one out of every two Web users. The Lycos Network is a unified set of Web sites that attracts a diverse audience by offering a variety of services, including leading Web navigation resources, homepage building and other Web community services and a comprehensive shopping center. The Lycos Network is composed of premium sites: Lycos.com, Tripod, WhoWhere, Angelfire, MailCity, HotBot, HotWired, Wired News, Webmonkey, Suck.com, MyTime and Sonique. Lycos.com (http://www.lycos.com), "Your Personal Internet Guide," Is dedicated to helping each individual user locate, retrieve and manage information tailored to his or her personal interests. Headquartered near Boston in Waltham, Mass., Lycos, Inc. is a global Internet leader with a major presence throughout the U.S., Europe and Asia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties, including, without limitation, the ability to successfully integrate the two companies and to realize the synergies and other perceived advantages resulting from this acquisition, the level of usage of the Internet and traffic to the companies' Internet sites, continued acceptance of the companies products, demand for Internet advertising, seasonal trends in advertising sales, the advertising budgeting cycles of individual advertisers, capital expenditures and other costs relating to the expansion of operations, the introduction of new products or services by the two companies or their competitors, the mix of the services sold and the channels through which those services are sold, pricing changes, general economic conditions and specific economic conditions in the Internet industry and actual results may differ materially from those projected. More information about potential factors that may cause actual results to differ materially from those in the forward-looking statements may be found under the heading "Factors Affecting the Company' s Business, Operating Results and Financial Conditions" in the Company's annual report on Form 10-K. In addition, information about this transaction is included in a Form S-4 filed with the Securities and Exchange Commission (http://www.sec.gov).